                                                                    EXHIBIT 11.1

                                NOVA CORPORATION
                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE

                                                          Three Months
                                                             Ended
                                                            March 31,
                                                              1996
                                                          ------------
Weighted average Common Stock outstanding during
    the period                                             11,490,802
Cheap Stock (1)                                                28,053
Conversion of Preferred Stock into Common Stock            11,876,218
Dilutive effect of common stock equivalents                 2,575,717
                                                          -----------

    Total                                                  25,970,790
                                                          ===========

Net income                                                $ 1,115,000
Less: Preferred Stock dividends                               154,595
                                                          -----------

Net income available for Common Stock and
     common stock equivalents                             $   960,405
                                                          -----------

Per share amount                                                $0.04
                                                          ===========

__________
(1) Pursuant to Securities and Exchange Commission Accounting Bulletin No. 83, common stock and common stock equivalents issued at prices below the assumed initial public offering price per share ("Cheap Stock") during the twelve months immediately preceding the initial filing date of the Company's Registration Statement for its public offering have been included as outstanding for all periods presented.

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